Exhibit 99.1
Acceleron Reports Second Quarter 2021 Financial Results

- Highlighted ongoing and planned trials in rare pulmonary diseases and presented vision and strategy for long-term growth at June R&D Day -

- Updates from the PULSAR and SPECTRA Phase 2 trials of sotatercept in patients with pulmonary arterial hypertension (PAH) presented at the American Thoracic Society (ATS) 2021 International Conference -

- Acceleron recognized approximately $25.6 million in royalty revenue for Q2 2021 from approximately $128 million in net sales of REBLOZYL® (luspatercept-aamt) -

- First results from BEYOND Phase 2 trial of luspatercept in adult patients with non-transfusion-dependent beta-thalassemia presented at the European Hematology Association (EHA) 2021 Virtual Congress during Presidential Symposium -

Cambridge, Mass. – August 5, 2021 – Acceleron Pharma Inc. (Nasdaq:XLRN), a biopharmaceutical company dedicated to the discovery, development, and commercialization of TGF-beta superfamily therapeutics to treat serious and rare diseases, today reported financial results for the second quarter ended June 30, 2021.

“We were very pleased to highlight clinical updates from the PULSAR and SPECTRA Phase 2 trials of sotatercept reported at the annual ATS medical meeting and outline our plans for future long-term growth in rare pulmonary diseases at our Research & Development Day during the second quarter,” said Habib Dable, President and Chief Executive Officer of Acceleron. “Beyond our sotatercept clinical program in pulmonary arterial hypertension, most recently, we announced plans to expand the development of sotatercept into a Phase 2 trial in patients with Group 2 pulmonary hypertension and develop ACE-1334 in systemic sclerosis-associated interstitial lung disease. To date, our pulmonary pipeline has grown to include seven ongoing and planned clinical trials, showcasing our long-term commitment to becoming a global leader in rare pulmonary disease.”

Added Mr. Dable: “With respect to our hematology program, along with our commercial partner Bristol-Myers Squibb Company (Bristol Myers Squibb), we continue to be pleased with product uptake. Our joint commercial teams are presently focused on expanding the reach to appropriate patients earlier in their MDS journey—where there is particular demand—along with the optimal dose of REBLOZYL to maximize patient benefit and increased duration of treatment in this population to drive further growth this year and beyond. In June, we presented results from the BEYOND Phase 2 trial of luspatercept during the Presidential Symposium at EHA. The study achieved its primary endpoint of an increase in hemoglobin of at least 1 gram per deciliter in the luspatercept treated group compared to placebo for the treatment of anemia in adults with non-transfusion dependent beta-thalassemia, supporting the rationale for its potential development in additional patient groups.”

Program Highlights

Pulmonary

Sotatercept: Pulmonary Hypertension
Sotatercept acts as an investigational reverse-remodeling agent proposed to rebalance TGF-beta superfamily signaling. In preclinical models of PAH, sotatercept reversed pulmonary arterial wall and right ventricular remodeling that are hallmarks of the disease.

•In May, Acceleron presented updates from the PULSAR and SPECTRA Phase 2 trials of sotatercept in patients with PAH at the American Thoracic Society (ATS) 2021 International Conference.

•Enrollment is ongoing in the registrational STELLAR Phase 3 trial in patients with PAH.

•Study start up activities are underway for the HYPERION and ZENITH Phase 3 trials of sotatercept in expanded PAH patient populations.

•Acceleron expects to initiate the CADENCE Phase 2 trial in patients with pulmonary hypertension with left heart disease this year.

ACE-1334: Systemic Sclerosis-associated Interstitial Lung Disease (SSc-ILD)
ACE-1334 is an Acceleron-discovered, TGF-beta superfamily-based ligand trap designed to bind and inhibit TGF-beta 1 and 3 ligands but not TGF-beta 2. ACE-1334 has shown robust anti-fibrotic activity in multiple preclinical models of fibrosis.

•Acceleron expects to start a Phase 1b/Phase 2 study to evaluate the activity of ACE-1334 in patients with SSc-ILD by year-end 2021.

Hematology

REBLOZYL (luspatercept-aamt):
REBLOZYL is the first and only approved erythroid maturation agent designed to promote late-stage red blood cell (RBC) production. REBLOZYL is part of the global collaboration between Acceleron and Bristol Myers Squibb.

•Acceleron recognized approximately $25.6 million in royalty revenue from approximately $128 million in net sales of REBLOZYL in the second quarter of 2021. This compares with approximately $22.4 million in royalty revenue from approximately $112 million in net sales of REBLOZYL in the first quarter of 2021.

•In June, the Companies presented results from multiple abstracts on luspatercept at the European Hematology Association (EHA) 2021 Virtual Congress.
◦Results from the BEYOND Phase 2 trial of luspatercept in adult patients with non-transfusion dependent beta-thalassemia were presented during the Presidential Symposium, which honors the top six research papers submitted for presentation at the meeting.

•Enrollment is ongoing in the COMMANDS Phase 3 trial in patients with first-line lower-risk MDS, with topline results expected in 2022+.

•Enrollment is ongoing in the INDEPENDENCE Phase 3 trial in patients with anemia-associated with myelofibrosis.

Corporate Highlights

•Acceleron published its inaugural Environmental, Social, and Governance (ESG) report in June, which provides a comprehensive summary of the Company’s broad range of ESG initiatives. Acceleron has adopted the accounting standards for the biotechnology and pharmaceuticals industry from the Sustainability Accounting Standards Board (SASB) to help develop and prioritize areas for inclusion in its ESG report. The full ESG report can be found on Acceleron's Investor Relations website by clicking here.
•On June 22, 2021, members of the Acceleron leadership team, along with external experts, reviewed the Company’s numerous ongoing and planned trials in rare pulmonary diseases, and highlighted Acceleron’s vision and strategy for long-term growth. An archived recording of the video webcast of the presentations and question and answer sessions is accessible under “Events & Presentations” in the Investors & Media page of the Company’s website at www.acceleronpharma.com.

Financial Results
•Cash Position - Cash, cash equivalents and investments as of June 30, 2021 were $712.5 million, compared with $857.5 million as of December 31, 2020. Based on Acceleron's current operating plan and projections, the Company believes that its current cash, cash equivalents and investments, along with the expected royalty revenue from REBLOZYL sales, will be sufficient to fund the Company’s projected operating requirements for the foreseeable future.

•Revenue - Revenue for the second quarter of 2021 was $27.9 million, which includes $2.3 million of cost share revenue and $25.6 million of royalty revenue from net sales of REBLOZYL. All revenue was derived from the Company's partnership with Bristol Myers Squibb.

•R&D Expenses - GAAP R&D expenses were $56.1 million for the second quarter of 2021. Non-GAAP R&D expenses were $49.3 million for the second quarter of 2021, excluding $5.9 million and $0.9 million in non-cash, stock-based compensation and depreciation and amortization expense, respectively.

•SG&A Expenses - GAAP SG&A expenses were $35.5 million for the second quarter of 2021. Non-GAAP SG&A expenses were $27.8 million for the second quarter of 2021, excluding $7.6 million and $0.1 million in non-cash, stock-based compensation and depreciation and amortization expense, respectively.

•Net Loss - The Company's GAAP net loss for the second quarter of 2021 was $63.5 million, or $1.05 per share. Non-GAAP adjusted net loss for the second quarter was $49.0 million, or $0.81 per share, excluding $13.5 million and $1.0 million in non-cash, stock-based compensation and depreciation and amortization expense, respectively.

Non-GAAP Financial Measures
Acceleron supplements its results of operations prepared in accordance with U.S. generally accepted accounting principles, or GAAP, with certain non-GAAP financial measures, including non-GAAP R&D expense, non-GAAP SG&A expense, adjusted net loss and adjusted net loss per share, that exclude stock-based compensation expense and depreciation and amortization expense. These results should not be viewed as a substitute for the Company’s GAAP results and are provided as a complement to results provided in accordance with GAAP. Management believes these non-GAAP financial measures provide investors with additional insight into underlying trends of the Company's ongoing business, and are important in comparing current results with prior period results. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In addition, other companies may report similarly titled non-GAAP measures, but calculate them differently, which reduces their usefulness as a comparative measure. In the reconciliation tables below, Acceleron presents these non-GAAP financial measures reconciled to their comparable GAAP financial measures.

Conference Call and Webcast
The Company will host a webcast and conference call to discuss its second quarter 2021 financial results on August 5, 2021, at 5:00 p.m. EDT.
The webcast will be accessible under "Events & Presentations" in the Investors & Media page of the Company’s website at www.acceleronpharma.com. To participate in the conference call, please dial 833-494-1483 (domestic) or 236-714-2620 (international) and reference code #5736809.

An archived version of the webcast will be available for replay on the Company's website for approximately one year.

About Acceleron

Acceleron is a biopharmaceutical company dedicated to the discovery, development, and commercialization of therapeutics to treat serious and rare diseases. Acceleron’s leadership in the understanding of TGF-beta superfamily biology and protein engineering generates innovative compounds that engage the body's ability to regulate cellular growth and repair.

Acceleron focuses its research, development, and commercialization efforts in pulmonary and hematologic diseases. In pulmonary, Acceleron is developing sotatercept for the treatment of pulmonary hypertension (PH). Following positive PULSAR Phase 2 results, Acceleron is executing on its Phase 3 development plan to support its long-term vision of establishing sotatercept as a backbone therapy for patients with pulmonary arterial hypertension (PAH) at all stages of the disease. Acceleron is also expanding the development of sotatercept into Group 2 PH, with the CADENCE Phase 2 trial expected to initiate this year. Acceleron has expanded its rare pulmonary disease pipeline and is investigating the potential of ACE-1334 in a Phase 1b/Phase 2 trial in systemic sclerosis-associated interstitial lung disease (SSc-ILD).

In hematology, REBLOZYL® (luspatercept-aamt) is the first and only erythroid maturation agent approved in the United States, Europe, and Canada for the treatment of anemia in certain blood disorders. REBLOZYL is part of a global collaboration partnership with Bristol Myers Squibb. The Companies co-promote REBLOZYL in the United States and are also developing luspatercept for the treatment of anemia in patient populations of myelodysplastic syndromes, beta-thalassemia, and myelofibrosis.

For more information, please visit www.acceleronpharma.com. Follow Acceleron on Social Media: @AcceleronPharma and LinkedIn.

ACCELERON PHARMA INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(Amounts in thousands)
(unaudited)

	June 30, 2021	December 31, 2020
Cash and cash equivalents	$336,199	$670,952
Short and long-term investments	376,345	186,536
Operating lease - right of use asset, net	18,799	21,988
Other assets	104,709	52,861
Total assets	$836,052	$932,337

Operating lease liability - right of use, short-term and long-term	$20,719	$24,077
Other liabilities	52,299	53,153
Total liabilities	73,018	77,230
Total stockholders’ equity	763,034	855,107
Total liabilities and stockholders’ equity	$836,052	$932,337

ACCELERON PHARMA INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Collaboration revenue	$27,940	$39,752	$52,698	$44,096
Costs and expenses:
Research and development	56,130	38,251	113,429	75,917
Selling, general and administrative	35,472	20,414	66,534	38,663
Total costs and expenses	91,602	58,665	179,963	114,580
Loss from operations	(63,662)	(18,913)	(127,265)	(70,484)
Other income, net	149	466	286	1,113
Loss before income taxes	(63,513)	(18,447)	(126,979)	(69,371)
Income tax provision	(8)	(4)	(13)	(20)
Net loss	$(63,521)	$(18,451)	$(126,992)	$(69,391)

Net loss per share- basic and diluted	$(1.05)	$(0.34)	$(2.10)	$(1.29)

Weighted-average number of common shares used in computing net loss per share- basic and diluted	60,724	53,860	60,524	53,610

ACCELERON PHARMA INC.
RECONCILIATION OF GAAP TO NON-GAAP COSTS and EXPENSES
(Amounts in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP research and development	$56,130	$38,251	$113,429	$75,917
Less adjustments:
Stock-based compensation	5,876	3,259	14,032	6,400
Depreciation and amortization	935	871	1,871	1,803
Non-GAAP research and development	$49,319	$34,121	$97,526	$67,714

GAAP selling, general and administrative	$35,472	$20,414	$66,534	$38,663
Less adjustments:
Stock-based compensation	7,603	3,881	15,073	7,419
Depreciation and amortization	100	72	191	135
Non-GAAP selling, general and administrative	$27,769	$16,461	$51,270	$31,109

ACCELERON PHARMA INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP NET LOSS AND NET LOSS PER SHARE
(Amounts in thousands except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP net loss	$(63,521)	$(18,451)	$(126,992)	$(69,391)
Adjustments:
Stock-based compensation	13,479	7,140	29,105	13,819
Depreciation and amortization	1,036	943	2,062	1,938
Adjusted net loss (non-GAAP)	$(49,006)	$(10,368)	$(95,825)	$(53,634)

GAAP net loss per share- basic and diluted	$(1.05)	$(0.34)	$(2.10)	$(1.29)
Adjustments:
Stock-based compensation	0.22	0.13	0.48	0.26
Depreciation and amortization	0.02	0.02	0.03	0.04
Adjusted net loss per share (non-GAAP)	$(0.81)	$(0.19)	$(1.59)	$(0.99)

Weighted-average number of common shares used in computing net loss per share	60,724	53,860	60,524	53,610

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements about the Company's strategy, future plans and prospects, including statements regarding the development and commercialization of the Company's compounds, the timeline for clinical development and regulatory approval of the Company's compounds, the expected timing for reporting of data from ongoing clinical trials, the Company's future cash position and the potential of REBLOZYL® (luspatercept-aamt) as a therapeutic drug. The words "anticipate," "believe," "could," "estimate," "expect," "goal," "intend," "may," "plan," "potential," "project," "should," "target," "will," "would," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Actual results could differ materially from those included in the forward-looking statements due to various factors, risks and uncertainties, including, but not limited to, that preclinical testing of the Company's compounds and data from clinical trials may not be predictive of the results or success of other clinical trials, that regulatory approval of the Company’s compounds in one indication or country may not be predictive of approval in another indication or country, that the development of the Company’s compounds may take longer and/or cost more than planned or accelerate faster than currently expected, that the Company or its collaboration partner, Bristol Myers Squibb Company (“BMS”), may be unable to successfully complete the clinical development of the Company’s compounds, that the Company or BMS may be delayed in initiating, enrolling or completing any clinical trials, and that the Company’s compounds may not receive regulatory approval or become commercially successful products. These and other risks and uncertainties are identified under the heading “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K and other filings that the Company has made and may make with the SEC in the future.

The forward-looking statements contained in this press release are based on management's current views, plans, estimates, assumptions, and projections with respect to future events, and the Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Source: Acceleron Pharma Inc.

CONTACT:
Acceleron Pharma Inc.

Investors:
Jamie Bernard, IRC, 617-301-9650
Associate Director, Investor Relations

Media:
Matt Fearer, 617-301-9557
Senior Director, Corporate Communications

###